Exhibit 99.4

SECURITY CAPITAL ASSURANCE LTD

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE

250,000 Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par
value, $1,000 Liquidation Preference Per Share

     Holders of outstanding unregistered Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par value, with a liquidation preference of $1,000 per share, (the “Initial Preference Shares”) who wish to tender their Initial Preference Shares in exchange for a like number of registered Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par value, with a liquidation preference of $1,000 per share, (the “Exchange Preference Shares”) whose Initial Preference Shares are not immediately available or who cannot deliver their Initial Preference Shares and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to [ ] [ ].M., New York City time, on _______________ , 2007 (the “Expiration Date”), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or overnight courier or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See “The Exchange Offer” in the Prospectus.

The Exchange Agent for the Exchange Offer is
THE BANK OF NEW YORK

By Mail:

The Bank of New York
Reorganization Services
Security Capital Assurance Ltd Exchange Offer
P.O. Box 11248
New York, New York 10286-1248

By Hand/Overnight Courier:

The Bank of New York
Reorganization Services
101 Barclay Street
Receive and Deliver Window
Street Level
New York, New York 10286

By Facsimile:
(212) 815-6433
(For Eligible Institutions Only)

Confirm by Telephone:
(212) 815-6212

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, hereby tenders to Security Capital Assurance Ltd, a Bermuda company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Initial Preference Shares specified below pursuant to the guaranteed delivery procedures set forth under “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus.

Number of Shares:

Certificate Nos. (If Available):	Signature(s) of Holder(s)

Dated:____________________________ , 2007
Check this box if Shares will
be delivered by book-entry	Please Type or Print
transfer:
Address
Book-Entry Transfer Facility
Account No.	Zip Code

Daytime Area Code and Telephone No

..

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent’s account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Exchange Agent’s account and The Depositary Trust Company, together with an Agent’s Message (as defined in the Prospectus), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:	Title:

Name:
(Including Zip Code)	(Please type or print)
Telephone Number:	Date:
(Including Area Code)

NOTE: DO NOT SEND INITIAL PREFERENCE SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.

INITIAL PREFERENCE SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.